UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2011

Federal Realty Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	1-07533	52-0782497
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1626 East Jefferson Street

Rockville, Maryland 20852-4041

(301) 998-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Federal Realty Investment Trust (the “Trust”) entered into that certain Credit Agreement, dated as of July 7, 2011 (the “Agreement”), by and among the Trust, as Borrower, the financial institutions party thereto and their permitted assignees under Section 12.6., as Lenders, Wells Fargo Bank, National Association, as Administrative Agent (the “Administrative Agent”), PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC, as a Lead Arranger and Book Manager, and PNC Capital Markets LLC, as a Lead Arranger and Book Manager.

The Agreement replaces that certain Credit Agreement, dated as of July 28, 2006 (the “Old Agreement”), by and among the Trust, as Borrower, and the lenders party thereto. The Old Agreement consisted of a $300.0 million unsecured revolving credit facility (the “Old Facility”) with a maturity date of July 27, 2011, as extended pursuant to the terms thereof. As of March 31, 2011, the Old Facility bore interest at LIBOR plus 42.5 basis points, and the spread over LIBOR was subject to adjustment based on our credit rating.

The Agreement consists of a $400.0 million unsecured revolving credit facility (the “New Facility”) with a maturity date of July 6, 2015, subject to a one-year extension at the option of the Trust. The New Facility initially bears interest at a rate of LIBOR plus 115 basis points, and the spread over LIBOR is subject to adjustment based on our credit rating. Under an accordion feature, the Trust has the option to expand the borrowing capacity under the New Facility up to $800.0 million.

The Agreement contains a number of restrictions on the Trust’s business, including, but not limited to, restrictions on the Trust’s ability to incur indebtedness, make investments, incur liens, engage in certain affiliate transactions, and engage in major transactions such as mergers. In addition, the Trust is subject to various financial maintenance covenants, including, but not limited to, a minimum fixed charge coverage ratio, a maximum secured indebtedness ratio, and a minimum unencumbered leverage ratio. The Agreement also contains affirmative covenants and events of default, including, but not limited to, a cross default to the Trust’s other indebtedness and the occurrence of a change of control. The Trust’s failure to comply with these covenants, or the occurrence of an event of default, could result in acceleration of the Trust’s debt and other financial obligations under the Agreement. The Old Agreement contained covenants and events of default similar to the foregoing.

Affiliates of certain lenders under the Agreement have served, and may serve in the future, as underwriters in connection with public offerings of equity and debt securities by the Trust, and an affiliate of the Administrative Agent serves as agent and/or principal pursuant to an equity distribution agreement in connection with the Trust’s “at the market” equity program. In addition, affiliates of certain lenders under the Agreement have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to the Trust or its affiliates in the ordinary course of business for which they have received and may continue to receive customary fees and commissions.

The foregoing does not constitute a complete summary of the terms and conditions of the Agreement, which is attached hereto as Exhibit 10.1, or of the Old Agreement, which was attached as Exhibit 10.1 to the Trust’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 31, 2006. The description contained herein of the terms and conditions of the Agreement and Old Agreement is qualified in its entirety by reference to the Agreement and Old Agreement, respectively.

Item 1.02. Termination of a Material Definitive Agreement.

The disclosure required by this Item 1.02 is included in Item 1.01 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this Item 2.03 is included in Item 1.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

The following Exhibits are included in the Form 8-K:

Exhibit	Description of Exhibit

Exhibit 10.1	Credit Agreement, dated as of July 7, 2011, by and among Federal Realty Investment Trust, as Borrower, the financial institutions party thereto and their permitted assignees under Section 12.6., as Lenders, Wells Fargo Bank, National Association, as Administrative Agent, PNC Bank, National Association, as Syndication Agent, Wells Fargo Securities, LLC, as a Lead Arranger and Book Manager, and PNC Capital Markets LLC, as a Lead Arranger and Book Manager

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL REALTY INVESTMENT TRUST

Date: July 11, 2011	By:	/s/ Dawn M. Becker
Dawn M. Becker
Executive Vice President-General Counsel and Secretary